Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated March 14, 2019,  on the consolidated financial statements of Bridgewater Bancshares, Inc. and Subsidiaries, which report appears in the Annual Report on Form 10-K of Bridgewater Bancshares, Inc. and Subsidiaries for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CliftonLarsonAllen LLP

Minneapolis, Minnesota

March 27, 2019